EXHIBIT 11
             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                             For the Three Months Ended December 31,
                                   1995                   1994
                          ---------------------  ---------------------
                                       Fully                  Fully
                           Primary    Diluted     Primary    Diluted
                          ---------- ----------  ---------- ----------
Weighted Average
  Shares Outstanding:

Common Stock              12,195,891 12,195,891  12,395,891 12,395,891
Shares Available
  Under Options               88,447     88,447     216,498    288,218
                          ---------- ----------  ---------- ----------
Weighted Average Common
  and Common Equivalent
  Shares Outstanding      12,284,338 12,284,338  12,612,389 12,684,109
                          ========== ==========  ========== ==========
Net Income                  $175,283   $175,283    $315,556   $315,556
                          ========== ==========  ========== ==========
Earnings per Share             $0.01      $0.01       $0.03      $0.02
                          ========== ==========  ========== ==========


                              For the Six Months Ended December 31,
                                  1995                   1994
                          ---------------------  ---------------------
                                       Fully                  Fully
                           Primary    Diluted     Primary    Diluted
                          ---------- ----------  ---------- ----------
Weighted Average
  Shares Outstanding:

Common Stock              12,195,891 12,195,891  12,395,891 12,395,891
Shares Available
  Under Options              124,136    124,136     235,158    263,739
                          ---------- ----------  ---------- ----------
Weighted Average Common
  and Common Equivalent
  Shares Outstanding      12,320,027 12,320,027  12,631,049 12,659,630
                          ========== ==========  ========== ==========
Net Income                  $253,163   $253,163    $487,810   $487,810
                          ========== ==========  ========== ==========
Earnings per Share             $0.02      $0.02       $0.04      $0.04
                          ========== ==========  ========== ==========